Exhibit 32(b)

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Jeffrey R. Passmore, Chief Accounting Officer of Hallmark Financial Services, Inc. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended September 30, 2017 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    November 8, 2017

/s/Jeffrey R. Passmore
Jeffrey R. Passmore
Chief Accounting Officer
(principal financial officer)